UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2021

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2021, Organogenesis Holdings Inc. (“ORGO”), through its subsidiary Organogenesis Inc. (the “Company”), purchased the land, building and improvements located at 275 Dan Road, Canton, Massachusetts from 275 Dan Road SPE, LLC (the “Seller”) for a purchase price of $6 million, which the Company paid at closing. The Seller is owned by Alan Ades, Dennis Erani and Glenn Nussdorf, each of whom is a member of a group that owns a significant amount of ORGO’s outstanding capital stock. Mr. Ades and Mr. Nussdorf are also members of ORGO’s Board of Directors. In connection with the purchase of the property, the Company as tenant and the Seller as landlord terminated the existing lease for 275 Dan Road dated January 1, 2013 (the “275 Dan Road Lease”).

The purchase and sale of the 275 Dan Road property was completed pursuant to a Purchase and Sale Agreement dated as of August 11, 2021 by and between the Company and the Seller (the “Purchase and Sale Agreement”). Under the Purchase and Sale Agreement, the Company agreed to pay the Seller deferred rent of $5,062,788 that it owes the Seller under the 275 Dan Road Lease (the “Deferred Rent”) and accrued interest thereon (the “Accrued Interest”), which was equal to $1,053,751 as of June 30, 2021. The Company will pay the Seller one-half of the Deferred Rent and Accrued Interest within 90 days of August 11, 2021 and the remainder in five equal installments with interest on the balance of the Deferred Rent only at an annual simple rate of 4.5% on January 4, 2022, April 1, 2022, July 1, 2022, October 3, 2022 and January 3, 2023.

The Purchase and Sale Agreement and the transactions contemplated thereby were approved by the Audit Committee of the Board of Directors of the Company.

The foregoing description of the Purchase and Sale Agreement is only a summary and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 11, 2021, the Company and the Seller terminated the 275 Dan Road Lease. Other than the payment of deferred rent and Accrued Interest described under Item 1.01 above, the Company was not required to pay any fees or penalties in connection with the termination of the 275 Dan Road Lease. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of August 11, 2021 by and between Organogenesis Inc. and 275 Dan Road SPE, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: August 16, 2021